March 2017

Dear Ironclad Shareholders:

As our Company moves into 2017, the Board of Directors and senior management team of Ironclad are more confident than ever in our prospects, and the opportunities that lie ahead of us. Over the last few years, we have solved many significant problems associated with our business, transitioned away from businesses and accounts that have hindered our growth, and established a strong foundation for profitable growth now, and into the future. The Board and management team wanted to take the opportunity to share with you what has been accomplished during the past few years, and some of the significant challenges and difficult market conditions we faced in getting to this point. Finally, we wanted to share with you our vision of what is ahead in 2017.

This letter has been divided into three sections: Section one provides a summary of what the current management team has accomplished, and includes a detailed review of our 2016 operating performance. Section two focuses on the transformation and growth of the Company’s three key sales channels over the entire period from 2014 (before the current management team arrived) through 2016. Section three provides the management team’s outlook for 2017, where we anticipate strong annual revenue growth and the continued historical trend of fluctuations in quarter to quarter revenue levels. These fluctuations, driven by changes in activity at our large customers, remind us why we must focus on full year performance of our Company.

I.                    SECTION ONE

Summary:

In 2016, the Ironclad team drove a 7% revenue increase, and that was on top of replacing nearly $6.0 million in dropped, unprofitable business. That’s a total of more than $7.4 million in new business. Those new sales were obtained in the face of a major industrial decline where many of our competitors reported unfavorable results. Those sales were achieved in spite of the fact that for a period of 8 months, our team was embattled in and distracted by the intensive litigation with ORR Safety, a matter in which we settled on terms we were extremely pleased with. In the midst of all this, our team did a magnificent job of transitioning Grainger’s glove business, moving millions of dollars in gloves away from our competition and into Ironclad products, thereby making Grainger our largest customer.

2016 was also a year in which we gained additional retail momentum with expanded placements in the DIY (Do It Yourself), Online, and Hardware channels. With ORR Safety behind us, we started to drive the international markets landing new distributors and volume from the Middle East to South America.

Thanks to better product mix and our supply chain cost management efforts, we improved full year gross margins over the prior year by nearly one full percentage point. Finally, our SG&A (selling, general and administrative) expenses, when considered net of several unusual non-recurring expenses that occurred in 2016, and net of customer driven co-op advertising, rose less than our revenue on a percentage basis, and I expect this trend to continue. All of these are significant milestones for this company.

We still have much to do, but we are excited about where we are and where we are headed in 2017.

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2016 Results: Read any news source and it is clear that 2016 was a difficult year for most markets and industries.

·	The total USA Industrial sector growth was less than .5%.
·	The 12/31/16 oil and gas worldwide rig counts were down 45% from the start of 2015.
·	The top Industrial MRO’s (maintenance, repair and overhaul companies) recorded a combined average revenues decline of 7.9%.
·	Retail sales, after a strong start to the year, finished up just 3.8%.

In comparison, Ironclad reported a 7% increase in total revenues

+	43% increase in industrial revenues.
+	28% increase in retail revenue.
-	23% decline in international revenues due to the sudden closing of our Canada Distributor.

To place Ironclad’s performance in clearer perspective, please review the chart below. We track and compare our performance to several publically traded work apparel and PPE companies. As you will see, Ironclad shows marked growth as opposed to the reductions at the comparables.

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However, this still does not fully detail the total story or success achieved in 2016.

In 2015 and 2016, Ironclad made fundamental changes to its customer base. Ironclad for years operated with a few customers that generated significant volume but, in different ways, also brought other costs and limitations to the business. For example, the company had a high volume customer, 5.11 Tactical. The 5.11 business came with very low margins and very high service costs making them effectively a net loss after expenses. The management team successfully transitioned Ironclad out of this unprofitable business. In another case, our business with our largest customer Orr Safety had deteriorated rather dramatically. Ironclad brought a legal action against ORR Safety, alleging that they were not exercising proper efforts under our exclusive distribution agreement with them, and that they were selling competitive products in violation of our agreement. While the terms of the Settlement of that litigation are confidential, the resolution allowed Ironclad to freely sell KONG gloves through all distribution channels while retaining ORR Safety as a distributor. Both of these situations existed before 2014, when current management took over and each were favorably addressed in 2016. Also, as discussed in more detail below under “2014 – 2016 Retail Segment Recap” we also replaced $3.0 million of retail business with AutoZone during 2014 and 2015, which carried with it 180 day terms and unprofitable margins.

Bottom line, we ended very unattractive business relationships with these companies and replaced nearly $6.0 million of revenues from these companies with new, more profitable customer programs.

Shareholders should recognize that much of the business landed in 2016 would have been beyond our reach in terms of technology and competitive costing without the investment in both product development and supply chain teams and their infrastructure made during the past two years.

This chart details since December 31, 2015 the major account changes & how they were replaced.

Gross Margin Performance: Gross margins showed solid improvement during the fourth quarter and full year of 2016. Gross margin percentages, on an annual basis, increased to 35.9% from 35.1%. During the 4th quarter of 2016, gross margins improved to 36.2%, from 33.5% in 2015.

There are a number of factors influencing gross margin performance:

·	First, our supply chain is making us more competitive than ever before. We continue to improve our product, the engineering, materials and costs of distribution.
·	Next, as we add to the volume, leverage improves, as do our margins.
·	Another factor is the impact that eliminating low/no margin business has on our performance.
·	Finally, as we progressed through 2016, after adjusting for the costs of Grainger start-up, we began to see better margins as well.

Selling General & Administrative Expenses: As mentioned in the summary above, SG&A, net of one time charges and customer driven co-op advertising, increased less than the increase in annual revenues. Our full year SGA increased in 2016 to $9.87 million, an increase of $1.45 million over 2015. As the chart that follows presents, when you review the totals you will find:

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·	$510k of the increase was attributable to a one-time bad debt write-off due to the discontinuation of business with our former Canada distributor. Then, approximately ($90k) were final legal bills from the ORR Safety litigation. Net of one-time costs, SGA increased by $848k or approximately 10.1%.
·	Our SG&A also includes a $318k increase in customer driven co-op advertising. Net of this customer controlled expense, our SG&A increase was only $530k or 6.2%.
·	The remaining $530k SG&A increase was as follows:
o	$225k of the increase was for distribution costs primarily for the Grainger transition.
o	Most of this expenses we do not expect to incur again in 2017.
o	$300k was used to pay for the Grainger sales team additions for 2016.

The point we wish to relay is, backing out one-time charges, the advertising add back, and logistics startup costs, the only real planned increase was sales expense.

Based on these numbers, adjusting operating income for the one-time expenses, we are at comparable operating totals year over year. Eliminating the start-up costs with Grainger, we would have shown improved performance over 2015.

2016 Highlights: To further detail 2016 we have added a list of highlights below for shareholders review:

·	Settled ORR Safety litigation (as discussed above);
·	Replaced all ORR Safety revenue with other distributor volume;
·	Successfully transitioned Grainger, the largest NA industrial glove account, to Ironclad;
·	Introduced over 60 new glove styles, driving added business in the industrial channel;
·	Opened six international distributors;
·	Landed South American distributor program, with anticipated 2017 volume over $1 million;
·	Nearly doubled Amazon business;
·	Landed full year placement at Menards with multiple new products;
·	Won expanded position in Ace line review;
·	Established new Ironclad Tactical as well received, profitable and competitive business segment with first year volume in excess of $250,000;
·	Built Grainger sales teams and first stage of industrial sales team;
·	Hired new senior sales managers for industrial and international sales;
·	Established China operations for Ironclad global supply chain; and
·	Lowered costs for Ironclad products.

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II       SECTION TWO

Section One represents a fairly detailed summary of where we have come since this management team commenced its efforts, with a focus on 2016 results. The following section provides a more detailed view as to the growth and development of our three key sales channels from 2014 through 2016.

2014 – 2016 Industrial Market Recap:

In 2014, Ironclad had very limited direct penetration into the industrial markets.

·	Ironclad did not have an industrial focused sales team or focused industrial specialist.
·	Ironclad’s primary industrial focus was through one master distirbutor, ORR Safety.

o   More than 60% of Ironclad’s industrial business was through ORR Safety.

o   ORR’s primary focus was KONG sales into the oil & gas exploration market.

o   ORR began selling non-Kong gloves to downstream markets, which we believed was a violation of our Agreement with ORR and limited Ironclad’s market penetration, which we ultimately sued them for (see below).

o   By 2014, even before the oil downturn, ORR Safey’s KONG volumes were declining as competition increased.

·	During 2014, new management undertook efforts to begin to drive change:

o   Placed a full time industrial person on ORR to attempt to drive ORR’s business.

o   Added new direct distributor relations, outside of ORR.

o   Added new products into the line that ORR would not sell but Ironclad did.

o   Renegotiated the contract with ORR to allow sales to Dickies for 2015 for $2.0+ million in additional sales.

In 2015, Ironclad addressed the ORR Safety challenge in the face of a severe industry downturn:

·	During 2015, management made further changes:

o   Opened new distributors at lower margin to pay ORR’s required margin spread.

o   Created a new line of industrial gloves including Vibram that ORR would not sell.

o   Started talks with overseas distributors that wanted new product and direct access.

·	Ironclad brought a legal action against ORR Safety, alleging that they were not exercising proper efforts under our exclusive distribution agreement with them. ORR sales dramatially diminished and Ironclad was forced to cover that revenue elsewhere in a declining market.
·	By late 2015 the energy sector was in free fall. Many of our competitors recorded substantial drops in revenues for 2015 & 2016.

In 2016, Ironclad resolved the ORR Safety litigation, and drove expansive Grainger ramp:

·	While many competitors recorded declines for 2016, our new business at Grainger (and several other new retailers) offset the lost ORR business and other oil and gas declines.
·	More importantly, Ironclad now had diversified our product portfolio away from O&G.
·	From September 2015 to August of 2016 Ironclad’s management team fought a very difficult litigation with a company more than 10x our size. After months of hard work we were able to settle the dispute with a settlement we were extremely pleased with.
·	The ORR Agreement ended in August of 2016, which now opens new doors entering 2017.

o   Ironclad no longer must sell KONG industrial product through a master distributor.

o   Ironclad now offers all its products directly to all distributors.

o   Ironclad can sell all its products at more competitive pricing without ORR Safety’s markups.

o   Ironclad now can sell to all international distributors.

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·	Building a true Industrial Sales Team:

o   Grainger: We added 5 full time Grainger team members.

o   General Industrial: We added two full time general industrial sales team members.

o   Sales Manager: At the end of 2016, for the first time, we hired a new head of industrial sales for Ironclad. Ron Broussard, a very talented senior manager coming from Ansell. His most recent division was 3 times the size of Ironclad. Ron is wasting no time improving and building out his national team of sales pros.

·	Expanded base of distributors:

o   We have built meaningful relationships with the major national accounts and made good inroads during 2016.

o   We have numerous new directives from building our business on the north ridge in Alaska, to the rail and rebar shops that destroy gloves but now love our Vibram brand.

o   As we introduce more products in 2017 we are confident our importance and value will only increase in these new markets.

Grainger: Clearly our biggest win, in 12 months we have grown this business by more than $7.0 million. Operationally, Grainger required a monumental effort by our supply chain and product development teams to:

·	Transition the total Grainger glove line: In less than 120 days from the contract award date we moved more than one hundred competitive glove designs to Ironclad models, many required new material & engineering.
·	Provide uninterupted service. Grainger moved the starting line on Ironclad’s team no less than three different times in 2016 requiring rehandling, repackaging and air freight costs on a significant number of units.

Sales also had its challenges at Grainger as well:

·	Although we were servicing all Grainger customers the transiton of those customers was outside our control, and left completely with the Grainger sales team. This meant our teams had to fight for time to drive conversions with the Grainger sales team who had thousands of other products to sell every day.
·	Having just attended Grainger’s national show in Orlando, where we had customers stacked up to talk about new product, we believe the most exciting part of the business is still to come. This new base of customers and more still to come is making us better across the board and lowering our dependence on oil and gas. We cannot wait to drive more into 2017 with Grainger.

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2014 – 2016 Retail Segment Recap:

In 2014, the company was working to define its future direction at retail:

·	The company had lost its VP of sales and had promoted its then sales analyst to VP sales.
·	Our largest retail customers were Duluth, Autozone and Uline.
·	Ironclad had just lost the Snap On License, the key product brand for Autozone.

o   Autozone represented 35% of the 2013 retail totals, dropping by 75% in 2014.

o   The new program offered to Autozone was not profitable, nor selling at the store level.

·	The company sales team was in need of:

o   A channel specific, go to market strategy for their customers and sales teams.

o   A competive product line for mid-tier customers, to join the Ironclad tribe.

o   An online and proactive web sales solution.

o   Additional basic sales aids and tools.

o   Reasonable faith in the sourcing team’s abilty to deliver.

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·	After previous management’s unsuccesful attempt to introduce work apparel, we were working to the sell down the stock.

2014 management initiatives for growth:

·	Immediately addressed core stock issues and core customer issues.
·	Started a supply chain core team, expanded plants, faster production turns.
·	Developed PD process to lower new items cycle times and attention to costs.
·	Designed new line of product for entry to mid tier (EXO).
·	Created fundemental sales tools for the sales team.

2015 management initiatives for growth:

·	Introduced new EXO line to customers with solid response.
·	Developed new Ironclad company web site –drove sales exceeding $300k.
·	Hired new senior sales manager for retail (August).
·	Moved to channel focused sales team structure.
·	Replaced hardware independent reps with an inside sales team member.
·	Built and executed plan to sell down apparel products.
·	Gained entrance to buying groups including Midstates, NBS, World Wide, and others.

2016 management initiatives for growth:

·	Extended our position with in line reviews at Ace and Do it Best for branded assortments.
·	Landed mutilple promos, winter in line & 2017 full year core assortment at Menards.
·	Made significant inroads on tactical customers including LA Police Gear and US Patriot.
·	Continued aggressive plan to sell down old apparel program.
·	Retained major national rep group to drive hook and bullet store placements.
·	Expanded online business taking control from 3rd party companies for Wal-Mart, Home Depot, and several others.
·	Introduced Ironclad Tactical line and built solid businesss on both coasts exceeding initial sales forecasts.

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2014 – 2016 International Sales Segment Recap:

·	Due to the ORR Safety Master Distribution Agreement, we did not begin overseas selling efforts until 2016.
·	While our brands are well known overseas, they were not being promoted and sold at the levels we believed were possible.
·	With the ending of the ORR litigation, we set in place plans to expand our international business.
·	In September 2016, we brought on a new head of international sales to drive the expansion.
·	By the end of the year we had already driven more than $1.0 million of new international business from a growing number of distributors around the world.

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III       SECTION THREE

Looking Forward To 2017:

·	Companies the size of Ironclad are always encouraged to avoid forward guidance.

o   With large customers and distributors we can and do see fluctuations quarter to quarter in our revenue levels.

o   As one example, consider our Austrailian distributor, Performance On Hand (POH).

§	During the first half of 2017, POH’s largest customer, Bunnings, which is similar to Home Depot, will undergo a line review, which is a normal practice that most large retailers complete every 3 to 5 years.
§	In anticipation of the Bunnings line review and in an effort to avoid overstocking items that Bunnings may determine not to continue to carry after its line review, POH will work down its inventory of all current product during the first two quarters of 2017.
§	This in turn means that POH will limit and hold orders to Ironclad during that same period. Last year POH ordered nearly $1.6 million from Ironclad in the first two quarters of 2016. Thus far in 2017, they have not made any new orders.
§	However, post line review (3rd and 4th quarters) we would expect to see the opposite impact as POH fills both Bunnings shelves and their own with an assortment of post-line review products.
§	Regardless of the timing of orders by POH as a result of the Bunnings line review or otherwise, POH has an annual minimum purchase requirement with Ironclad of more than $5.0 miillion.

o   These kinds of quarterly changes are why we must continue to focus on full year performance of our company.

·	We do anticipate strong revenue in 2017.

o   While no one can accurately predict sales performance or the conditions we will see in our product markets, we are anticipating strong revenue growth for the full year, as a result of the following factors:

§	Our retail placements are growing.
§	Our industrial team is expanding and finding new distributors.
§	Our international base of distributors is expanding.
§	We have a number of new and exciting product introductions this year.

·	We are actively pursuing multiple growth fronts beyond internal sales efforts

o   As we have publicly stated previously, we are continuously evaluating possible strategic acquisitions for non-organic growth.

o   We are also working towards the introduction of new product lines in 2017.

As we hope you can see, the Ironclad team has worked tirelessly to solve many significant problems associated with our business that it had inherited upon its arrival. As a result of our hard work, we have been able to transition away from businesses and accounts that have been hindering our growth, and we have now established a strong foundation for profitable growth now, and into the future.

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This letter contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this letter include statements regarding additional markets for Ironclad’s products and our positioning and prospects for additional revenue growth in 2017. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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